SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported):  July 8, 1997


                        FIRST MARYLAND BANCORP
        (Exact name of registrant as specified in its charter)


                               Maryland
   (State or other jurisdiction of incorporation or organization)


        1-7273		   			   52-0981378
(Commission File Number)	          (I.R.S. Employer Identification No.)


     25 South Charles Street
      Baltimore, Maryland				 21201
(Address of Principal Executive Offices)	    (Zip Code)


   Registrant's telephone number, including area code:(410) 244-4000


                           Not Applicable
    (Former name or former address, if changed since last report)
                 ______________________________


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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

	On July 8, 1997, Dauphin Deposit Corporation ("Dauphin") merged (the "Merger") into First Maryland Bancorp (the "Company"), thereby consummating the acquisition of Dauphin by the Company and its parent, Allied Irish Banks, p.l.c. ("AIB"), pursuant to the terms of an Agreement and Plan of Merger, dated January 21, 1997 (the "Merger Agreement") among AIB, Dauphin and the Company. Dauphin, its primary subsidiary, Dauphin Deposit Bank and Trust Company, and its other subsidiaries provide corporate, commercial, correspondent and retail banking services, personal and corporate trust services and related financial products and services to individuals, businesses, governmental units and financial institutions, primarily in south-central Pennsylvania. At March 31, 1997, Dauphin had consolidated total assets of $5.8 billion, total deposits of $4.1 billion, and total stockholders' equity of $573.4 million.

	In the Merger, holders of 85.4% of the outstanding Dauphin common stock (approximately 26,848,679 shares) elected to receive AIB American Depository Shares ("AIB ADSs") at an exchange ratio of one AIB ADS for each share of Dauphin common stock. Each AIB ADS represents six ordinary shares, IR 25p each, of AIB. The remaining Dauphin shareholders (approximately 4,606,301 shares) will receive $43.00 per share in cash for their shares of Dauphin common stock. Based upon a Closing Market Price (as defined in the Merger Agreement) of $46.925, the aggregate value of the consideration paid to Dauphin shareholders was $1.476 billion.

	The Company committed to AIB to fund up to $875 million of the cost of acquiring Dauphin. Accordingly, the Company has paid approximately $198.3 million to the Dauphin stockholders receiving cash in the Merger. The Company will pay $644.8 million in cash, and will issue additional shares of its common stock valued at $615 million, to AIB in consideration for AIB using its ordinary shares to fund the acquisition. In addition, the Company has established a liability of $17.7 million for Dauphin stock options which will be settled in AIB ADSs. The $843.1 million of cash represents the proceeds of various debt offerings conducted by the Company, as well as the liquidation of short-term investments.
















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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Dauphin Deposit Corporation:

    (1) The Consolidated Financial Statements as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 (incorporated herein by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K dated May 21, 1997).

    (2) Unaudited Consolidated Financial Statements as of and for the three months ended March 31, 1997 and 1996 (incorporated herein by reference to Exhibit
         99.2 to the Company's Current Report on Form 8-K dated May 21, 1997).

(b)  Pro Forma Financial Statements

     As of the date of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b)(2) of Form 8-K, such financial statements shall be filed by amendment this Form 8-K no later than 60 days after July 23, 1997.

 (c)  Exhibits

      2. Agreement and Plan of Merger, dated January 21, 1997, among First Maryland Bancorp, its parent, Allied Irish Banks, p.l.c., and Dauphin Deposit Corporation (incorporated by reference to Exhibit 2.1 to the Company's Registration
          Statement Form S-3 File No. 333-28479 filed with the
          Commission on June 4, 1997).


   23.1  Consent of KPMG Peat Marwick LLP

   99.1 Press release issued by the Company on July 8, 1997, announcing the consummation of the acquisition of Dauphin.







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                                    SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 17, 1997                 FIRST MARYLAND BANCORP


                                    By:  /s/ Frank P. Bramble
				            -------------------------
                                    Frank P. Bramble
                                    President and Chief Executive
                                    Officer



                                    By:  /s/ Jerome W. Evans
                                    ------------------------
                                    Jerome W. Evans
                                    Executive Vice President and
                                    Chief Financial Officer





























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

 	EXHIBIT INDEX


Exhibit              Description
-------              -----------
23.1                 Consent of KPMG Peat Marwick LLP



99.1                 Press release issued by the Company
                     on July 8, 1997, announcing the
                     consummation of the acquisition of
                     Dauphin.

